CONSENT

      The undersigned hereby consents to act as a director of Ronnybrook Farm Dairy, Inc. commencing immediately following the completion of its contemplated initial public offering and the exercise or lapse of the underwriter's over-allotment option in connection with such offering.

Dated:  April 7, 1998


                                          /s/ Edward D. Anna
                                          ------------------
                                              Edward D. Anna

                                     CONSENT

      The undersigned hereby consents to act as a director of Ronnybrook Farm Dairy, Inc. commencing immediately following the completion of its contemplated initial public offering and the exercise or lapse of the underwriter's over-allotment option in connection with such offering.

Dated:  April 9, 1998


                                          /s/ Steven H. Adler
                                          -------------------
                                              Steven H. Adler